Exhibit 10.4

PROMISSORY NOTE

Borrower:	Global Defense & National Security Systems, Inc.
c/o Skardel, LLC
920 N. Market Street, One Rodney Square
Wilmington, Delaware 19801

Lender:	Global Defense & National Security Holdings LLC

Principal Amount:	$50,000.00

1. FOR VALUE RECEIVED, Global Defense & National Security Systems, Inc. (the “Company”) promises to pay to Global Defense & National Security Holdings LLC, at such address as may be provided in writing to the Company, the principal sum of fifty thousand ($50,000.00) USD or such lesser amount, as the case may be, equal to the funds advanced by Global Defense & National Security Holdings LLC to or on behalf of the Company, on a non-interest bearing basis. Documentation to substantiate all amounts advanced to or on behalf of the Company pursuant to this promissory note (this “Note”) shall be attached hereto as such funds are so advanced.

2. This Note will be repaid in full on the earlier of (1) June 30, 2014, (2) the date on which we consummate our initial public offering and (3) the date on which we determine to not proceed with our initial public offering.

3. At any time, the Company may pay the outstanding balance then owing under this Note to Global Defense & National Security Holdings LLC without further bonus or penalty.

4. This Note will be construed in accordance with and governed by the laws of the State of Delaware.

5. If any term, covenant, condition or provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties’ intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Note will in no way be affected, impaired or invalidated as a result.

6. All costs, expenses and expenditures including, and without limitation, the reasonable legal costs incurred by Global Defense & National Security Holdings LLC in enforcing this Note as a result of any default by the Company, will be added to the principal then outstanding and will immediately be paid by the Company.

7. This Note will inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Company and Global Defense & National Security Holdings LLC. The Company waives presentment for payment, notice of non-payment, protest and notice of protest.

IN WITNESS WHEREOF, the Company has duly affixed its signature by a duly authorized officer under seal on this 18th day of July, 2013.

SIGNED, SEALED, AND DELIVERED

this 18th day of July, 2013.

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

By:	/s/ Dale R. Davis
Name: Dale R. Davis Title: Chief Executive Officer, President and Director